SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Amendment No. __________

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]                Preliminary Proxy Statement

[  ]                Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]               Definitive Proxy Statement

[  ]                Definitive Additional Materials

[  ]                Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]               No fee required.

[  ]                Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)      Title of each class of securities to which transaction applies:

2)      Aggregate number of securities to which transaction applies:

3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)      Proposed maximum aggregate value of transaction:

5)      Total fee paid:

[  ]                Fee paid previously with preliminary materials.

[  ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

October 8, 2012

Dear Shareholder:

A Special Meeting of Shareholders (the “Meeting”) of the Global Diversified Income Fund (the “Fund”), a separate series of Principal Funds, Inc. (“PFI”), will be held at 650 8th Street, Des Moines, Iowa 50392-2080 on December 11, 2012 at 10:30 a.m., Central Time.

At the meeting, shareholders of the Fund will be asked to approve a new sub-advisory agreement for the Fund with Post Advisory Group, LLC (“Post”).

Enclosed you will find a Notice of Special Meeting of Shareholders, a Proxy Statement and a proxy card for shares of the Fund you owned as of September 24, 2012, the record date for the Meeting. The Proxy Statement provides background information and describes in detail the matters to be voted on at the Meeting.

The Board of Directors of PFI has unanimously voted in favor of the proposal and recommends that you vote FOR the proposal.

In order for shares to be voted at the Meeting, we urge you to read the Proxy Statement and then complete and mail your proxy card(s) in the enclosed postage-paid envelope, allowing sufficient time for receipt by us by December 10, 2012. As a convenience, we offer three options by which to vote your shares:

By Internet: Follow the instructions  located on your proxy card.

By Phone: The phone number is located on your proxy card. Be sure you have your control number, as printed on your proxy card, available at the time you call.

By Mail: Sign your proxy card and enclose it in the postage-paid envelope provided in this proxy package.

We appreciate your taking the time to respond to this important matter. Your vote is important. If you have any questions regarding the Proxy Statement, please call our shareholder services department toll free at 1-800-222-5852.

Sincerely,

Nora M. Everett

President

PRINCIPAL FUNDS, INC.

650 8th Street

Des Moines, Iowa 50392-2080

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of the Global Diversified Income Fund:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the Global Diversified Income Fund (the “Fund”), a separate series of Principal Funds, Inc. (“PFI”), will be held at 650 8th Street, Des Moines, Iowa 50392-2080, on December 11, 2012 at 10:30 a.m., Central Time. A Proxy Statement providing information about the following proposal to be voted on at the Meeting is included with this notice. The Meeting is being held to consider and vote on such proposal as well as any other business that may properly come before the Meeting or any adjournment thereof.

Proposal:    Approval of a new sub-advisory agreement with Post Advisory Group, LLC for the Global Diversified Income Fund.

The Board of Directors of PFI recommends that shareholders of the Fund vote FOR the Proposal.

Approval of the Proposal will require the affirmative vote of the holders of at least a “Majority of the Outstanding Voting Securities” (as defined in the accompanying Proxy Statement) of the Fund.

Each shareholder of record of the Fund at the close of business on September 24, 2012 is entitled to receive notice of and to vote at the Meeting.

Please read the attached Proxy Statement carefully.

By order of the Board of Directors

Nora M. Everett

President

October 8, 2012

Des Moines, Iowa

Important Notice Regarding Availability of Proxy Statement

for the Shareholders’ Meeting to be Held December 11, 2012.

This Proxy Statement is available on the Internet at [www.eproxy.com/principal].

PRINCIPAL FUNDS, INC.

650 8th Street

Des Moines, Iowa 50392-2080

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 11, 2012

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Directors") of Principal Funds, Inc. ("PFI") of proxies to be used at a Special Meeting of Shareholders of the Global Diversified Income Fund (sometimes referred to as the “Fund”), a separate series of PFI, to be held at 650 8th Street, Des Moines, Iowa 50392-2080, on December 11, 2012 at 10:30 a.m., Central Time (the "Meeting"). At the Meeting, shareholders of the Fund will be asked to consider and approve a new sub-advisory agreement for the Fund with Post Advisory Group, LLC (“Post”). This Proxy Statement is first being sent to shareholders of the Fund on or about October 8, 2012.

PFI is a Maryland corporation and an open-end management investment company registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (“1940 Act”). PFI currently offers 63 separate series or funds, including the Global Diversified Income Fund. The sponsor of PFI is Principal Life Insurance Company (“Principal Life”), and the investment advisor to the PFI Funds is Principal Management Corporation (“PMC” or the “Manager”). Principal Funds Distributor, Inc. (the “Distributor” or “PFD”) is the distributor for all share classes. Principal Life, an insurance company organized in 1879 under the laws of Iowa, PMC and PFD are indirect, wholly-owned subsidiaries of Principal Financial Group, Inc. (“PFG”). Their address is the Principal Financial Group, Des Moines, IA 50392-2080. Post is an affiliate of PMC and Principal Life.

PFI will furnish, without charge, a copy of its Annual Report for the fiscal year ended October 31, 2011 and Semi-Annual Report for six-month period ended April 30, 2012 to any shareholder upon request. To obtain a copy of the Annual Report or Semi-Annual Report, please call our shareholder services department toll free at 1-800-222-5852 or write to PFI at the above address.

PROPOSAL

APPROVAL OF NEW SUB-ADVISORY AGREEMENT

WITH POST FOR THE GLOBAL DIVERSIFIED INCOME FUND

At its meeting on September 11, 2012, the Board, including all the Directors who are not “interested persons” (as defined in the 1940 Act) of PFI (the “Independent Directors”), unanimously approved a new sub-advisory agreement between PMC and Post appointing Post as an additional sub-advisor to the Global Diversified Income Fund. If shareholders of the Fund approve the new sub-advisory agreement with Post under this Proposal, the new agreement will become effective sometime in January, 2013.

The Fund pursues multiple investment strategies or “sleeves” which are executed by multiple sub-advisors. In managing the Fund, PMC determines the allocation of the Fund’s assets among the different sleeves and sub-advisors. The Fund’s current sub-advisors are: Guggenheim Partners Investment Management, LLC (“Guggenheim”), Principal Global Investors, LLC (“PGI”), Principal Real Estate Investors, LLC (“Principal – REI”), Spectrum Asset Management, Inc. (“Spectrum”), Stone Harbor Investment Partners LP (“Stone Harbor”), Tortoise Capital Advisors, L.L.C (“Tortoise”), W. H. Reaves & Co. Inc. (“Reaves”), and DDJ Capital Management, LLC (“DDJ”). PGI, Principal – REI and Spectrum are affiliates of PMC and Principal Life.

Guggenheim and DDJ currently manage the Fund’s high yield sleeve. Due to possible capacity constraints expressed by Guggenheim, PMC recommended the appointment of Post as an additional sub-advisor for the high yield sleeve. PMC believes that Post’s valuation model and credit process, as well as its yield oriented strategy, will benefit the high yield portion of the Fund’s portfolio. PMC has not determined what portion of the assets of the Fund’s high yield sleeve will initially be allocated to Post.

Approval of the new sub-advisory agreement with Post will not result in any increase in the rates of the management fees the Fund pays to PMC as investment advisor. Further, PMC believes the addition of Post will not result in a decrease in the level or quality of the sub-advisory services provided to the Fund.

The current sub-advisory agreements with Guggenheim, PGI,  Principal – REI, Spectrum, Stone Harbor, Tortoise and Reaves were most recently approved by the Board (including a majority of the Independent Directors) on September 11, 2012 in connection with the Board’s annual review and continuance of such agreements. The Board also approved a new sub-advisory agreement with DDJ on the same date. The sub-advisory agreements with PGI, Principal – REI and Spectrum, which are affiliates of PMC and Principal Life, were most recently approved by shareholders of the Fund on December 15, 2008. Pursuant to an order of the SEC, PFI is not required to obtain shareholder approval of sub-advisory agreements with unaffiliated sub-advisors.

THE NEW AGREEMENT

Except with respect to compensation as described below, the terms of the new sub-advisory agreement with Post are the same in all material respects as those of the current sub-advisory agreement for the Global Diversified Income Fund with Guggenheim, PGI, Principal – REI, Spectrum, Stone Harbor, Tortoise, Reaves, and DDJ. The following is a brief summary of the material terms of the agreements. This summary is qualified in its entirety by reference to the form of the new sub-advisory agreement attached as Attachment A to this Proxy Statement.

Under the proposed sub-advisory agreement, as with the current sub-advisory agreements with the current sub-advisors, Post will, among other things:

(1)   provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)   arrange for the purchase and sale of the Fund’s portfolio securities;

(3)   provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)   advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and

(5)   provide periodic reports regarding the investment services provided to the Fund.

Compensation. Sub-advisory fees are paid by PMC, and are not an additional charge to the Fund. Under the current and proposed new sub-advisory agreements, PMC pays each sub-advisor a fee at an annual rate that is accrued daily and payable monthly based on the net asset value of the portion of the Fund’s assets managed by the sub-advisor. The respective fee schedules under the proposed and current sub-advisory agreements are set forth below.

Proposed Fee Schedule with Post (high yield sleeve)
Net Assets	Fee (Annualized Rate)
All Assets	0.30%

Current Fee Schedule with Principal-REI (global real estate sleeve)
Net Assets	Fee (Annualized Rate)
First $1 billion	0.54%
Next $500 million	0.48%
Over $1.5 billion	0.44%

Current Fee Schedule with Principal-REI (CMBS sleeve)
Net Assets	Fee (Annualized Rate)
First $200 million	0.30%
Over $200 million	0.25%

Current Fee Schedule with Spectrum (preferred securities sleeve)
Net Assets	Fee (Annualized Rate)
First $100 million	0.3427%
Next $150 million	0.2937%
Over $250 million	0.1958%

Current Fee Schedule with Guggenheim (call option overwriting sleeve)
Net Assets	Fee (Annualized Rate)
First $600 million	0.14%
Over $600 million	0.10%

Current Fee Schedule with Guggenheim (high yield sleeve)
Net Assets	Fee (Annualized Rate)
All Assets	0.30%

Current Fee Schedule with DDJ (high yield sleeve)
Net Assets*	Fee (Annualized Rate)
First $750 million	0.40%*
Over $750 million	0.35%
* If assets assigned to DDJ fall below $500 million during any period after June 30, 2013, the fee schedule will be 0.45% on all assets.

Current Fee Schedule with PGI (global value equity sleeve)
Net Assets	Fee (Annualized Rate)
First $500 million	0.34%
Next $500 million	0.27%
Over $1 billion	0.20%

Current Fee Schedule with Reaves (global infrastructure sleeve)
Net Assets	Fee (Annualized Rate)
First $200 million	0.40%
Over $200 million	0.30%

Current Fee Schedule with Stone Harbor (emerging market debt sleeve)
Net Assets	Fee (Annualized Rate)
First $400 million	0.45%
Over $400 million	0.40%

Current Fee Schedule with Tortoise (MLP sleeve)
Net Assets	Fee (Annualized Rate)
First $25 million	1.00%
Next $25 million	0.85%
Next $25 million	0.75%
Assets of $75 million or more	0.75%*

* Fund assets will be aggregated with assets under management by Tortoise in PFI’s Diversified Real Asset Fund. As long as Tortoise’s total assets under management in these funds equal or exceed $75 million, the fee shall be 0.75% on all assets.

For the fiscal year ended October 31, 2011, PMC paid no fees to Post with respect to the Fund. The new sub-advisory agreement with Post will not result in any increase in the rate of the advisory fees paid by the Fund to PMC.

After the appointment of Post as a new sub-advisor to the Fund, a portion of the assets of the high yield sleeve of the Fund that are currently managed by Guggenheim and DDJ, which are unaffiliated sub-advisors, will be allocated to Post, which is an affiliated sub-advisor. As stated above, PMC has not determined what portion of the assets of the Fund’s high yield sleeve will initially be allocated to Post, or what portions will from time to time thereafter be allocated and reallocated among the three sub-advisors.

The appointment of Post may be expected to benefit PMC by increasing, with respect to the assets of the Fund’s high yield sleeve, the amount of the management fees that are retained by PMC and its affiliates rather than being paid to unaffiliated sub-advisors. In addition, this arrangement may be viewed as presenting a conflict of interest because PMC will have a financial incentive to allocate such assets to Post rather than to the unaffiliated sub-advisors. In approving the new sub-advisory agreement with Post, the Board, including the Independent Directors, was aware of and considered potential conflicts of interest and considered as well that PMC has a fiduciary duty to act in the best interests of the Fund and its shareholders.

POST

Post is an indirect wholly owned subsidiary of Principal Life, an affiliate of PMC, and a member of the Principal Financial Group. Post manages global high yield securities for private pension funds, public pension funds, endowments, foundations, multi-employer plans, and high net worth individuals. Post’s headquarters are located at 1620 26th Street, Suite 6500N, Santa Monica, California 90404.

Management of Post. Set forth below are the names and principal occupations of the principal executive officers and directors of Post. The address of each such person is 711 High Street, Des Moines IA 50392.

Name	Position with Post

Lawrence A. Post              Vice Chairman/

                                              Chief Investment Officer/ Director

Sanije Perrett                     Chief Operating Officer/Director

Darcyne D. Choe              Chief Compliance Officer (interim)

James P. McCaughan        Chairman

Ralph Canada                    Director

George P. Jamgochian      Director

Melinda Newman              Director

Ellen W. Shumway           Director

Similar Investment Companies Advised by Post. Post has advised PFI that it does not act as an investment advisor or sub-advisor any registered investment company having investment objectives and policies similar to those of the high yield sleeve that it will be managing for the Fund.

Payments to Affiliates. Post is an affiliate of PMC and the Distributor. For the fiscal year ended October 31, 2011, the Fund paid PMC management fees of approximately $17,024,000 and the Distributor Rule 12b-1 distribution fees of approximately $8,119,000.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT

On September 11, 2012, the Board considered the approval of a subadvisory agreement with Post. Based upon their review, the Board concluded that it was in the best interests of the Fund to approve the new subadvisory agreement. In reaching this conclusion, no single factor was determinative in the Boards’ analysis, but rather the Board considered a variety of factors.

The Board considered the nature, quality and extent of services expected to be provided under the subadvisory agreement. The Board considered the reputation, qualifications and background of Post, investment approach of Post, the experience and skills of Post’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered PMC’s program for identifying, recommending, monitoring and replacing subadvisers and that PMC recommended Post based upon that program.

The Board reviewed the historical (i) one-year, three-year, five-year and ten-year performance as of June 30, 2012 of Post in a composite with an investment strategy similar to the proposed portfolio strategy for the Fund, as compared to a Morningstar peer group and a relevant benchmark index; (ii) year-by-year returns for the past ten calendar years of Post in a composite with an investment strategy similar to the proposed portfolio strategy for the Fund, as compared to a Morningstar peer group and a relevant benchmark index; and (iii) year-by-year yield profiles for the past seven calendar years of Post in a composite with an investment strategy similar to the proposed portfolio strategy for the Fund, as compared to a relevant benchmark index. The Board concluded, based on this information, that the historical investment performance record of Post was satisfactory.

The Board considered the proposed subadvisory fee, noting that PMC compensates subadvisers from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the subadvisory services to be provided to the Fund under the subadvisory agreement. The Board noted that although the subadvisory fee schedule for Post does not include breakpoints, they concluded that the subadvisory fee schedule is appropriate. On the basis of the information provided, the Board concluded that the proposed subadvisory fees were reasonable. The Board also considered the character and amount of other incidental benefits to be received by Post when evaluating the subadvisory fees. The Board concluded that taking into account these potential benefits, the proposed subadvisory fees were reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the subadvisory agreement are fair and reasonable and that approval of the subadvisory agreement is in the best interests of the Fund.

VOTING INFORMATION

Voting procedures. If you complete and return the enclosed proxy card(s), the persons named as proxies will vote your shares as you indicate or for approval of each matter for which there is no indication. You may revoke your proxy at any time prior to the proxy’s exercise by: (i) sending written notice to the Secretary of Principal Funds, Inc. at Principal Financial Group, Des Moines, Iowa 50392-2080, prior to the Meeting; (ii) subsequent execution and return of another proxy prior to the Meeting; or (iii) being present and voting in person at the Meeting after giving oral notice of the revocation to the Chairman of the Meeting.

Voting rights. Only shareholders of record at the close of business on September 24, 2012 (the “Record Date”), are entitled to vote. The shareholders of the Fund will vote together and not by class of shares on the Proposal and on any other matters submitted to such shareholders. You are entitled to one vote on each matter submitted to the shareholders of the Fund for each share of the Fund that you hold, and fractional votes for fractional shares held. The Proposal requires for approval the affirmative vote of a “Majority of the Outstanding Voting Securities,” which is a term defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

The number of votes eligible to be cast at the Meeting as of the Record Date and other share ownership information are set forth below under the heading “Outstanding Shares and Share Ownership.”

Quorum requirements. A quorum must be present at the Meeting for the transaction of business. The presence in person or by proxy of one- third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for a meeting of the Fund.

Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the broker or nominee does not have discretionary power) are counted toward a quorum but do not represent votes cast for any issue. Under the 1940 Act, the affirmative vote necessary to approve a proposal may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of counting abstentions as if they were votes against a proposal.

In the event the necessary quorum to transact business or the vote required to approve a proposal is not obtained at the Meeting, the persons named as proxies or any shareholder present at the Meeting may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment as to a proposal or any other matter will require the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal or other matter cast at the Meeting. The persons named as proxies and any shareholder present at the Meeting will vote for or against any adjournment in their discretion.

Solicitation procedures. PFI intends to solicit proxies by mail. Officers or employees of PFI, PMC or their affiliates may make additional solicitations by telephone, internet, facsimile or personal contact. They will not be specially compensated for these services. Brokerage houses, banks and other fiduciaries may be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their out-of-pocket expenses.

Expenses of the Meeting. The expenses of the Meeting, including those associated with preparation, distribution, and solicitation of proxy materials will be paid by the Fund. These expenses are expected to total approximately $620,000.

OUTSTANDING SHARES AND SHARE OWNERSHIP

The following table shows as of September 24, 2012, the Record Date, the number of shares outstanding for each class of shares of the Fund:

SHARE CLASS	SHARES OUTSTANDING
A	132,490,362.638
C	100,972,471.947
Institutional	51,992,022.043
P	73,212,486.612

As of the September 24, 2012 Record Date, the Directors and officers of PFI together owned less than 1% of the outstanding shares of any class of shares of the Fund.

As of the September 24, 2012 Record Date, the following persons owned of record, or were known by PFI to own beneficially, 5% or more of the outstanding shares of any class of shares of the Fund:

SHARE CLASS	NAME/ADDRESS OF SHAREHOLDER	PERCENTAGE OF OWNERSHIP

               A               FIRST CLEARING LLC                                                      6.72%

                                SPECIAL CUSTODY ACCT FOR THE

                                EXCLUSIVE BENEFIT OF CUSTOMER

                                2801 MARKET ST

                                SAINT LOUIS MO63103-2523

               A               MLPF&S FOR THE SOLE                                                   7.35%

                                BENEFIT OF ITS CUSTOMERS

                                ATTN FUND ADMINISTRATION

                                4800 DEER LAKE DR E FL 3

                                JACKSONVILLE FL32246-6484

               A               MORGAN STANLEY SMITH BARNEY                           18.59%

                                HARBOR FINANCIAL CENTER

                                PLAZA 2 3RD FLOOR,

                                JERSEY CITY NJ07311

SHARE CLASS	NAME/ADDRESS OF SHAREHOLDER	PERCENTAGE OF OWNERSHIP

               A               PERSHING LLC                                                                14.58%

                                1 PERSHING PLZ

                                JERSEY CITY NJ07399-0001

               A               UBS WM USA                                                                   21.67%

                                0O0 11011 6100

                                OMNI ACCOUNT M/F

                                ATTN DEPARTMENT MANAGER

                                1000 HARBOR BLVD 5TH FL

                                WEEHAWKEN NJ07086-6761

               C               FIRST CLEARING LLC                                                    16.54%

                                SPECIAL CUSTODY ACCT FOR THE

                                EXCLUSIVE BENEFIT OF CUSTOMER

                                2801 MARKET ST

                                SAINT LOUIS MO63103-2523

               C               MLPF&S FOR THE SOLE                                                 25.22%

                                BENEFIT OF ITS CUSTOMERS

                                ATTN FUND ADMINISTRATION

                                4800 DEER LAKE DR E FL 3

                                JACKSONVILLE FL32246-6484

               C               MORGAN STANLEY SMITH BARNEY                           13.75%

                                HARBOR FINANCIAL CENTER

                                PLAZA 2 3RD FLOOR

                                JERSEY CITY NJ07311

               C               PERSHING LLC                                                                  5.64%

                                1 PERSHING PLZ

                                JERSEY CITY NJ07399-0001

               C               RAYMOND JAMES                                                            5.34%

                                OMNIBUS FOR MUTUAL FUNDS

                                HOUSE ACCT FIRM 92500015

                                ATTN: COURTNEY WALLER

                                880 CARILLON PKWY

                                ST PETERSBURG FL33716-1102

               C               UBS WM USA                                                                     9.14%

                                0O0 11011 6100

                                OMNI ACCOUNT M/F

                                ATTN DEPARTMENT MANAGER

                                1000 HARBOR BLVD 5TH FL

                                WEEHAWKEN NJ07086-6761

SHARE CLASS	NAME/ADDRESS OF SHAREHOLDER	PERCENTAGE OF OWNERSHIP

  INSTITUTIONAL  CHARLES SCHWAB & CO INC                                        12.65%

                                SPECIAL CUSTODY A/C FOR THE

                                BENEFIT OF CUSTOMERS

                                ATTN MUTUAL FUNDS

                                101 MONTGOMERY ST

                                SAN FRANCISCO CA94104-4151

  INSTITUTIONAL  LIFETIME 2010 FUND                                                     12.13%

                                ATTN MUTUAL FUND ACCOUNTING-H221

                                711 HIGH ST

                                DES MOINES IA50392-0001

  INSTITUTIONAL  LIFETIME 2020 FUND                                                     15.55%

                                ATTN MUTUAL FUND ACCOUNTING-H221

                                711 HIGH ST

                                DES MOINES IA50392-0001

  INSTITUTIONAL  LIFETIME STRATEGIC INCOME FUND                           7.10%

                                ATTN MUTUAL FUND ACCOUNTING-H221

                                711 HIGH ST

                                DES MOINES IA50392-0001

  INSTITUTIONAL  SAM BALANCED PORTFOLIO PIF                                   7.97%

                                ATTN MUTUAL FUND ACCOUNTING-H221

                                711 HIGH ST

                                DES MOINES IA50392-0001

  INSTITUTIONAL  SAM FLEXIBLE INCOME PORTFOLIO PIF                      9.22%

                                ATTN MUTUAL FUND ACCOUNTING-H221

                                711 HIGH ST

                                DES MOINES IA50392-0001

               P               FIRST CLEARING LLC                                                    26.84%

                                SPECIAL CUSTODY ACCT FOR THE

                                EXCLUSIVE BENEFIT OF CUSTOMER

                                2801 MARKET ST

                                SAINT LOUIS MO63103-2523

               P               LPL FINANCIAL                                                                6.86%

                                FBO CUSTOMER ACCOUNTS

                                ATTN MUTUAL FUND OPERATIONS

                                PO BOX 509046

                                SAN DIEGO CA92150-9046

               P               MLPF&S FOR THE SOLE                                                 43.18%

                                BENEFIT OF ITS CUSTOMERS

                                ATTN FUND ADMINISTRATION

                                4800 DEER LAKE DR EAST 3RD FL

                                JACKSONVILLE FL32246-6484

SHARE CLASS	NAME/ADDRESS OF SHAREHOLDER	PERCENTAGE OF OWNERSHIP

               P               RAYMOND JAMES                                                            6.61%

                                OMNIBUS FOR MUTUAL FUNDS

                                HOUSE ACCT FIRM 92500015

                                ATTN: COURTNEY WALLER

                                880 CARILLON PKWY

                                ST PETERSBURG FL33716-1102

OTHER MATTERS

We do not know of any matters to be presented at the Meeting other than the Proposal described in this Proxy Statement. If any other matters properly come before the Meeting, the shares presented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Shareholder proposals to be presented at any future meeting of shareholders of any PFI Fund must be received by us a reasonable time before we commence soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

BY ORDER OF THE BOARD OF DIRECTORS

October 8, 2012

Des Moines, Iowa

It is important that proxies be returned promptly.

Therefore, shareholders who do not expect to attend

the meeting in person are urged to complete, sign,

and date and return the proxy ballot in the enclosed envelope.

                                                                                                                                                                                         ATTACHMENT A

FORM OF:

PRINCIPAL FUNDS, INC.

SUB‑ADVISORY AGREEMENT

AGREEMENT executed as of the ___________, 2012, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and POST ADVISORY GROUP, LLC, a Delaware limited liability company (hereinafter called “the Sub-Advisor).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Fund of the Principal  Funds, Inc., (the "Fund"), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub‑Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each series identified in Appendix A ( hereinafter called the “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)   Management Agreement (the "Management Agreement") with the Fund;

(b)   The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

(c)   The Fund's Articles of Incorporation and By‑laws;

(d)   Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.     Appointment of Sub‑Advisor

In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.     Obligations of and Services to be Provided by the Sub‑Advisor

The Sub-Advisor will:

(a)     Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

(b)     Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Series’ investment objective and policies.

(c)      Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws, the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)     Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

(e)     Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Series, its compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information, subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 11(d) of this Agreement. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services it provides to the Series.

(f)    Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Series are being observed.

(g)     Upon request, provide assistance in the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

(h)     Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement.

(i)     Open accounts with broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which the Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Series. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(j)     Maintain all accounts, books and records with respect to the Series as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940 (the “Investment Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund or the Manager.

(k)      Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor’s current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics.

(l)     From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of the Series.

(m)    Provide such information as is customarily provided by a sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Sub-Advisor will advise Manager of any changes in Sub-Advisor’s Senior Management (i.e. Chief Investment Officer and Chief Executive Officer) within a reasonable time after any such change. Manager acknowledges receipt of Sub-Advisor’s Form ADV more than 48 hours prior to the execution of this Agreement.

(n)     Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series. The Manager shall cause to be forwarded to Sub-Advisor all proxy solicitation materials that it receives and shall assist Sub-Advisor in its efforts to conduct the proxy voting process.

3.     Prohibited Conduct

In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

4.     Compensation

As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.     Liability of Sub‑Advisor

Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

6.     Indemnification

The Manager agrees to indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses), (“Losses”) howsoever arising, from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder, so long as the Sub-Advisor shall, after receipt of notice of any claim or commencement of any action, promptly notify the Manager in writing of the claim or commencement of such action. The Manager shall not be liable for any settlement of any claim or action effected without its written consent. Nothing contained herein shall require the Manager to indemnify the Sub-Advisor for Losses resulting from the Sub-Advisor’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

7.     Supplemental Arrangements

The Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑ Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

8.     Regulation

The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.     Duration and Termination of This Agreement

This Agreement shall become effective as of the date of its execution and, unless otherwise terminated, shall continue in effect for a period of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the Board of Directors or the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or Sub-Advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

10.  Amendment of this Agreement

No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

11.  General Provisions

(a)   Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)   Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392-0200, and the address of the Sub-Advisor shall be _______________________ ___________________ ATTN: _____________.

(c)   The Sub‑Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

(1)   the Sub-Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

(2)   the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

(d)   The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)   The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. Sub-advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of fund portfolio securities transactions to take into account the broker or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)    The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(g)   This Agreement contains the entire understanding and agreement of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

Principal Management Corporation

By

Post Advisory Group, LLC

By

APPENDIX A

Post Advisory Group, LLC (“Post”) shall serve as an investment sub-advisor for the Series identified below. The Manager will pay Post, as full compensation for all services provided under this Agreement, a fee, computed and paid monthly, at an annual rate as shown below of the Series’ net assets as the first day of each month allocated to Post’s management.

In calculating the fee for a series included in the table, assets of any unregistered separate account of Principal Life Insurance Company and any investment company sponsored by Principal Life Insurance Company to which Post provides investment advisory services and which have the same investment mandate as the series for which the fee is calculated, will be combined with the assets of the series to arrive at net assets.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Global Diversified Income Fund

Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets

All Assets                                                                              0.30%

PO  Box  55046

Boston  MA 02205-9818

If Voting  by  Mail

Remember  to sign  and  date  form below.

Please  ensure  the  address  to  the right  shows  through the  window  of the  enclosed  postage  paid  return envelope.

Your Proxy  Vote is Important!

Vote by  Internet

Please  go to the  electronic  voting site  at www.eproxyvote.com/principal.  Follow the  on-line instructions.  If you  vote  by  internet,  you  do  not  have  to return  your  proxy  card.

Vote by  Telephone

Please  call  us  toll free  at  1-866-977-7699,  and  follow the  instructions  provided.  If you  vote  by  telephone, you  do  not  have  to return  your  proxy  card.

Vote by  Mail

Complete,  sign  and  date  your proxy  card  and  return  it promptly  in  the  enclosed  envelope.

Proxy Tabulator

PO  Box  55046

Boston  MA 02205-9818

PRINCIPAL FUNDS, INC. – GLOBAL DIVERSIFIED INCOME FUND

Des Moines, Iowa 50392-2080

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

December 11, 2012

This proxy is solicited on behalf of the Board of Directors of the Fund. The undersigned shareholder appoints Michael J. Beer, Michael D. Roughton, and Ernest H. Gillum, and each of them separately, Proxies, with power of substitution, and authorizes them to represent and to vote as designated on this ballot, at the meeting of shareholders of the Fund to be held December 11, 2012 at 10:30 a.m., Central Time, and any adjournments thereof, all the shares of the Fund that the undersigned shareholder would be entitled to vote if personally present.

Check the appropriate box on the reverse side of this ballot, date the ballot, and sign exactly as your name appears. Your signature acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement, both dated October 8, 2012. Shares will be voted as you instruct. If no direction is made, the proxy will be voted FOR the proposal listed on the reverse side. The Proxies will also be authorized to vote in their discretion upon such other matters that may properly come before the meeting.

Note:   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS BALLOT.  PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY BALLOT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  If shares are held jointly, either party may sign.  If executed by a corporation, an authorized officer must sign.  Executors, administrators and trustees should so indicate when signing.

Signature                                                                                                          Date

                                                                                                                                                                                                                                                                                             Principal GDI 121112

Important  Notice  Regarding  the  Availability  of  Proxy  Materials  for  the

Principal Funds,  Inc. – Global Diversified Income Fund

Special Shareholder Meeting  to  Be  Held  on  December 11, 2012

The  Proxy  Statement for  this  meeting  is available at:

www.eproxyvote.com/principal

PLEASE VOTE YOUR PROXY TODAY!

TO  VOTE YOUR  PROXY  BY MAIL,  PLEASE  COMPLETE  AND  RETURN  THIS  CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOU ALSO  MAY  VOTE  A  PROXY  BY  TOUCH-TONE  PHONE  OR VIA THE  INTERNET.

PLEASE  MARK  VOTE  AS  IN  THIS  EXAMPLE:

The Board of Directors recommends that shareholders vote FOR  the following proposal.

1.         Approval of a new sub-advisory agreement with Post Advisory Group, LLC for the Global Diversified Income Fund.

FOR                 AGAINST                                      ABSTAIN

YOUR  VOTE  IS  IMPORTANT!  PLEASE  SIGN,  DATE,  AND  RETURN  YOUR  PROXY  CARD  TODAY.

                                                                                                                                                                                                                                                                     Principal GDI 121112